Exhibit 99.1

NEWS

For immediate release

Contact:	Chris Mason
Director, Corporate Communications
(630) 227-2062, e-mail: chris.mason@aarcorp.com

HOWARD A. PULSIFER TO RETIRE AS GENERAL COUNSEL OF AAR CORP.

WOOD DALE, ILLINOIS (December 11, 2007) — AAR CORP. (NYSE: AIR) announced today that Howard A. Pulsifer plans to retire as the Company’s General Counsel, effective June 1, 2008.

“Howard has served as our general counsel since 1987 and has made significant contributions to the Company as a highly valued member of our senior leadership team,” said David P. Storch, Chairman and Chief Executive Officer of AAR CORP. “He has consistently provided sound guidance and sage counsel while playing a key role in AAR’s corporate governance and serving our Board of Directors with distinction.”

Pulsifer’s prestigious legal career spans 37 years. Prior to joining AAR CORP., he spent more than 14 years as part of the legal team of United Airlines, Inc. Previously, he served as a trial attorney for the U.S. Department of Agriculture in Washington, D.C. Pulsifer is an alumnus of Suffolk University Law School in Boston where he graduated following active duty service as a Lieutenant Commander in the U.S. Navy.

Pulsifer will aid in the transition of his successor and will serve as a consultant at the company’s full discretion and as Secretary of AAR CORP. through May 31, 2009.

AAR is a leading provider of products and value-added services to the worldwide aerospace and defense industry.  With facilities and sales locations around the world, AAR uses its close-to-the-customer business model to serve aviation and defense customers through four operating segments: Aviation Supply Chain; Maintenance, Repair & Overhaul; Structures & Systems and Aircraft Sales & Leasing.

One AAR Place • 1100 N. Wood Dale Road • Wood Dale, IL 60191 USA • 1-630-227-2000 Fax 1-630-227-2101